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                                                              EXHIBIT 10.16(a)


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                            MEMBER CONTROL AGREEMENT



                                       OF


                             DRF 12000 PORTLAND LLC


                              Date: March 16, 2000



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                             DRF 12000 PORTLAND LLC
                            MEMBER CONTROL AGREEMENT


         THIS MEMBER CONTROL AGREEMENT is entered into as of the 16th day of March, 2000, by and among Telex Communications, Inc., a Delaware corporation ("Telex"), and DRF TEL LLC, a Minnesota limited liability company ("DRF"; Telex and DRF being individually, a "Member" and collectively the "Members").

                                    ARTICLE I
             FORMATION OF COMPANY, TRANSFER OF PARTNERSHIP INTERESTS
                           AND STATEMENT OF AGREEMENT

         The parties hereto do hereby agree to become the Members of DRF 12000 Portland LLC, organized under, and whose business is to be conducted to comply with, the provisions of the Minnesota statutes.

         1.1 Name. The name of the Company shall be "DRF 12000 PORTLAND LLC" and such other proper trade names as the Manager may determine.

         1.2. Principal Place of Business. The principal place of business of the Company shall be located at c/o Frauenshuh Companies, 7101 West 78th Street, Suite 100, Bloomington, MN 55439, or such other place as the Manager may from time to time determine. The Manager may in its sole discretion establish additional places of business and qualify the Company to carry-on business in other states.

         1.3. Designation of Members. The names and addresses of the Members are set forth in Schedule 1 and each Member's Membership Percentage Interest is set forth in Schedule 1.

         1.4. Term. The Company shall continue to December 31, 2030 unless sooner terminated as hereinafter provided.

                                   ARTICLE II
                                  DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings:

         "Affiliates" means any person or entity described in Section 267(b) of the Code. For purposes of the foregoing test, the interest of all Members who have interests in the same entity shall be aggregated with respect to their interest in the Company and such other entity.

         "Capital Account" means the account of a Member which is maintained in accordance with the provisions of Article IV.

         "Code" means the Internal Revenue Code of 1986, as amended, or corresponding provisions of future law.

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         "Consent" means the written consent to or approval of a decision or action.

         "Distribution" means the distributions to the Members or holders of Financial Rights of cash or other assets of the Company made from time to time pursuant to the provisions of this Agreement.

         "Financial Rights" means a Member's rights to share in profits and losses and Distributions with respect to a Membership Interest in accordance with the terms of this Agreement.

         "Governance Rights" means all of a Member's rights as a member in the Company other than Financial Rights and the right to assign Financial Rights.

         "Lease" means that certain lease agreement of even date herewith between the Company and Telex covering the Property.

         "Manager" means a person elected, appointed, or otherwise designated as a Manager by the Members, and any other person considered elected as a Manager pursuant to the Act. Until such time as the Members appoint additional managers, David R. Frauenshuh and Randy T. McKay shall be the sole Managers of the Company. Any additional Managers or successor Managers shall be appointed by DRF with the approval of Telex.

         "Member" means Telex, DRF, and their respective successors and assigns as the owner of some Governance Rights in the Company.

         "Membership Interest" means a Member's interest in the Company consisting of the Member's Financial Rights, the Member's right to assign Financial Rights, the Member's Governance Rights, and the Member's right to assign Governance Rights.

         "Membership Percentage Interest" of a Member means such Member's percentage for sharing profit and loss and Distributions as initially specified in Schedule 1.

         "Person" means an individual, corporation, partnership, trust or other legal entity.

         "Property" means the real estate and any improvements constructed thereon described on Exhibit A attached hereto.

                                   ARTICLE III
                               PURPOSES AND POWERS

         3.1 Purposes of the Company. The purposes for which the Company is formed are solely as follows: (a) to own the Property; (b) to lease the Property; (c) to manage the Property; (d) to sell, exchange or transfer the Property; and (e) to do any and all things reasonably necessary or incidental to the achievement of the foregoing purposes.

         3.2 Powers of the Company. In order to carry out its purposes, and not in limitation thereof, the Company is empowered and authorized to do any and all acts and things necessary and incidental to or convenient for the furtherance and accomplishment of its purpose, and for the protection and benefit of the Company, including, but not limited to, the following:

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              (a) Construct, operate, maintain, improve, buy, acquire, own, sell, convey, assign, mortgage, refinance, rent or lease any real property and any personal property (including goodwill) in furtherance of the purposes of the Company;

              (b) Borrow money, issue evidences of indebtedness and otherwise incur obligations in furtherance of the Company business except as hereinafter provided, and secure any such indebtedness by mortgage, pledge, or other lien; provided that no Member shall have any personal liability on any indebtedness without the express written consent of such Member;

              (c) Enter into any partnership, joint venture or other activity with any other Person in furtherance of the purposes of the Company;

              (d) Confess judgment, submit claims or liabilities to arbitration, make assignments for the benefit of creditors and institute, defend or engage in legal proceedings of any nature whatsoever relating to the Company; including proceedings for reorganization, composition, arrangement or relief from Company obligations; and

              (e) Enter into and perform any kind of activity, agreement or contract of any kind in furtherance of the purposes of the Company.

         3.3 Exercise of Powers. All actions of the Company shall be taken through the Manager, alone, as provided in Article VII, subject to any explicit limitations contained in this Agreement.

         3.4 Voting. Members shall be entitled to vote on all matters as provided for herein and shall vote in proportion to their respective Membership Percentage Interest.

         3.5 Limitation. Notwithstanding anything in this Agreement to the contrary, so long as that certain loan from Artesia Mortgage Capital Corporation the funds from which were used to acquire the Property remains outstanding pursuant to the note and mortgage given by the Company to evidence and secure such loan, the Company will not file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors without the affirmative vote of the Managers of the Company.

                                   ARTICLE IV
                                     CAPITAL

         4.1 Capital Accounts. A separate Capital Account shall be maintained for each Member. The initial balances in the Capital Account for each Member shall consist of the initial capital contribution of such Member. Capital Accounts shall be maintained at all times in accordance with the Code and all regulations promulgated thereunder. Telex shall make an initial capital contribution to the Company of $550,000.00, and DRF shall make an initial capital contribution of $1,108,000.00. Notwithstanding anything to the contrary in this Agreement and except in the event of a liquidation, DRF shall retain a minimum of $271,000 (or 3% of the total cost of acquiring the Property, if greater) of its initial capital contribution in its Capital Account to satisfy generally accepted accounting principles and the Security and Exchange Commission requirements for the creating and maintaining of a special




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purpose entity such that the financial statements of the Company shall not be consolidated with Telex financial statements. The source of funds for such portion of DRF's initial capital contribution shall not be financed with non-recourse debt that is collateralized by a pledge of DRF's Membership Interest or Financial Rights in the Company.

         4.2 No Right to Return of Contributions. The Members shall have no right to the withdrawal or the return of their respective contributions to the capital of the Company except to the extent a Distribution is treated as a return of capital pursuant to Section 6.3 and is approved in writing by Telex or upon liquidation of the Company pursuant to Section 13.2.

         4.3 No Interest on Capital. No interest shall be paid by the Company on the initial or any subsequent contributions to the capital of the Company.

         4.4 Voluntary Loans to Company. The Members may make voluntary loans to the Company from time to time for any Company purpose, including payment of fees to Members, as authorized by the Manager. Any such loans shall not be treated as contributions to the capital of the company for any purpose hereunder, nor entitle such Member to any increase in his or her share of the profits and losses and cash distribution of the Company. However, the Company shall be obligated to such Member for the amount of any such loans, with interest thereon set at the Prime Rate of interest plus five percent (5%), as set forth in any agreement creating or evidencing such loan.

         4.5  Additional Contributions and Loans by Members.

              (a) Except for the initial contribution under Section 4.1 and as provided in this Section 4.5, no Member shall be obligated to make any additional contributions to the capital of the Company or to make any loans to or pay any assessments to the Company, and no Member shall be required to contribute additional capital solely by virtue of having a negative capital account.

              (b) If required by the Manager, the Members shall advance to the Company any monies required to pay current expenses, current indebtedness or any other current financial obligations of the Company which are not funded by loans to the Company, its gross income or contributions to the capital of the Company, in proportion to the respective Membership Percentage Interests of the Members. Such advances shall be deemed "Working Capital Loans". Anything herein to the contrary notwithstanding, a loan from any affiliate of a Member shall not be deemed a Working Capital Loan. Requirements for working capital shall be determined by the Manager and any calls shall be paid within fifteen (15) days of notice of such call. All Working Capital Loans shall be deemed loans to the Company and shall be repaid (with interest in the case of advance of deficiencies only) from the first available funds received by the Company prior to any other Distributions to Members and, except as provided in Section 4.5(c), repayment shall be made solely from the assets of the Company and no Member shall have any liability for the repayment of such Working Capital Loans.

              (c) If any Member (the "Non-Contributing Member") is unable or fails or neglects to advance or contribute its proportionate share of the required Working Capital Loan, any other Member (the "Contributing Member") may, but shall not be required to, advance such deficiency or any portion thereof (the "Advance"). If more than one Member elects to be a Contributing Member, such Contributing Member shall allocate the Advance between themselves in proportion to their respective Membership Percentage Interest. (For convenience of drafting, the remainder of this Section 4.5 uses the


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singular in all cases even though there may be more than one Contributing Member or Non-Contributing Member.) Any such Advance by a Contributing Member shall also be considered a loan to the Company but (i) shall bear interest at the rate equal to five percentage points above the rate publicly announced by Norwest
Bank N.A., Minneapolis, Minnesota or its successor as its "prime rate" or "reference rate" (the "Prime Rate") on the date such advance is made, (ii) repayment of such Advance plus interest shall be a personal obligation of the Non-Contributing Member, and (iii) such Advance plus interest shall be repaid either from the assets of the Non-Contributing Member or from the portion of all Company distributions otherwise distributable to the Non-Contributing Member.

              (d) If the Advance plus interest has not been repaid from either the Non-Contributing Member's share of Company distributions or directly by the Non-Contributing Member within eighteen (18) months after the date of the Advance, the Non-Contributing Member shall, at the option of the Contributing Member, assign a portion of its total Membership Interest determined as follows:
(i) the fair market value of the Company assets less Company liabilities shall be determined by agreement of the parties or by appraisal (using the procedures provided in Section 4.5 hereof) as of the date upon which the portion of the Company Interest shall be transferred, (ii) such fair market value shall be divided by 100 to establish the value of a Membership Percentage Interest of one percent, and (iii) a Membership Percentage Interest having a value equal to the amount of the Advance plus accrued interest thereon, plus, if the parties do not agree, the costs of appraisals shall be deemed assigned to the Contributing Member from the Non-Contributing Member. Upon such assignment neither the Non-Contributing Member nor the Company shall be obligated to repay the Advance.

              (e) Notwithstanding the provisions of subsections (b), (c) or (d) above, Telex and its successors and assigns shall not be required to make any additional capital contributions or loans (including Working Capital Loans) to the Company, shall not be required to make any payment pursuant to subsections
(c) (ii) and (iii), nor will their Membership Percentage Interest be subject to reduction under this Article IV.


                                    ARTICLE V
                                   ALLOCATION

         The Members agree that the income, gains, credits, losses and deductions of the Company shall be allocated in accordance with the Code and the regulations promulgated thereunder as follows:

         5.1 Computation of Income, Gains and Losses. All income, gains, losses deductions and credits of the Company shall be computed as of the end of each fiscal year in accordance with the accrual method of accounting, which shall be followed by the Company for federal income tax purposes.

         5.2 Allocation of Income and Losses. The income, gains, losses, deductions and credits of the Company for each fiscal year for book purposes, whether taxable or nontaxable, other than as provided in Section 5.3, shall be allocated to each Member's Capital Account in accordance with the following:

              (a) First, to Telex all income or gains realized by the Company until the Company has realized income and gains equal to $558,000 in the aggregate, and


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              (b) Thereafter, to each Member's Capital Account pro rata, in accordance with its respective Membership Percentage Interest.

         5.3 Allocation of Gain or Loss Upon Sale, Exchange or Other Disposition of All or Substantially All of the Assets of the Company. The gain or loss realized upon the sale, exchange or other disposition of all or substantially all the assets of the Company for book purposes, whether taxable or nontaxable, shall be allocated to each Member's Capital Account pro rata, in accordance with its respective Membership Percentage Interest.

         5.4 Negative Capital Account Balances. If any member has a negative Capital Account after the liquidation of the Company, he shall not be obligated to contribute capital in the amount of such deficit.

                                   ARTICLE VI
                                  DISTRIBUTIONS

         6.1. Quarterly Distributions. Except as otherwise provided in Sections 6.2, 6.3, and 6.4, Distributions from the Company of income (determined in accordance with generally accepted accounting principles applied on a consistent basis) shall be made in such amounts and at such times as determined by the Manager and approved by Telex, but in any event so long as Telex is not in default under the Lease, Distributions will be made no less than quarter-annually. Such Distribution shall be made to each Member ratably in proportion to its respective Membership Percentage Interest at the time of the Distribution.

         6.2 Sale of Equipment and Excess Land. Distributions of any net proceeds upon the sale, exchange, or other disposition of equipment and personal property owned by the Company or a portion of the land owned by the Company shall be made as follows:

              (a) First, to the payment of all debt and liabilities of the Company against which the Company elects to apply such proceeds,

              (b) Then, to any reserves which may be established by the Company in connection with such sale,

              (c) Thereafter, to each Member ratably in proportion to its respective Membership Percentage Interest at the time of the Distribution.

         6.3 Refinancing. Distributions of any net proceeds upon any refinancing of the debt of the Company shall be made as follows:

              (a) First, to the payment of all debt and liabilities of the Company which is being retired by such refinancing or against which the Company elects to apply such proceeds,

              (b) Then, to any reserves which may be established by the Company in connection with such refinancing,

              (c) Then, to DRF until Distributions from any such refinancing or refinancings have



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been made to DRF equal to $1,108,000 in the aggregate, subject in any event to any minimum Capital Account required to be maintained under Section 4.1,

              (d) Then, to Telex until Distributions from any such refinancing or refinancings have been made to Telex equal to the amount distributed to DRF under (c) above,

              (e) Thereafter, to each Member ratably in proportion to its respective Membership Percentage Interest at the time of the Distribution.

         6.4 Sale of All Assets. Distribution of any net proceeds upon the sale exchange, or other disposition of all or substantially all of the assets of the Company shall be made in accordance with the provisions of Section 13.2.

         6.6 Designation of Character of Distributions. At the time of making any Distribution to the Members, the Manager shall determine what portion of such Distribution, if any, is from the income of the Company and what portion of such Distribution, if any, is a return of the capital of the Company. The Manager shall advise each Member receiving any such Distributions of such determination at the time it transmits the annual report to the Members as provided in Section 9.4.

                                   ARTICLE VII
                      RIGHTS, POWERS AND DUTIES OF MANAGERS

         7.1 Powers of Managers. The Managers shall have all necessary powers to carry out the purposes and business of the Company, and to take any other action in that regard. All such powers shall be exercised exclusively through the Managers. The Managers shall manage the affairs of the Company in a prudent and businesslike manner for the purposes for which the Company is formed. The Managers from time to time designate one of the Managers as the chief manager of the Company and may designate such Manager or another Manager as the treasurer of the Company. Subject to any limitations which may be adopted by agreement of the Managers, such Managers will exercise the principal functions of such positions as set out in Minnesota Statutes, section 322B.673. The Managers from time to time may also authorize any of the Managers to perform other duties and carry out other responsibilities as determined by the Managers.

         7.2 Special Approval. Notwithstanding anything herein to the contrary, the Company will not without the prior written consent of both DRF and Telex

              (a) sell, assign, transfer, exchange, lease, or otherwise dispose of the Property or any part thereof or interest therein during the first two years of the term of the Lease, or

              (b) apply for, execute or modify any mortgage, underlying lease, pledge, encumbrance or other security agreement affecting the Property or any interest therein until the sixth year of the term of the Lease; or

              (c) apply for, execute or modify any mortgage, underlying lease, pledge, encumbrance or other security agreement affecting the Property or any interest therein during or after the sixth year of the term of the Lease if the refinancing would cause a decrease in the projected income and cash flow to the Company unless adjustments are made in the allocation of income and allocations of Distributions in cash to put Telex in the same income and cash flow position as it would have been

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without such refinancing; or

              (d) incur any indebtedness on behalf of the Company (other than indebtedness incurred for meeting unbudgeted obligations arising in any year in excess of $25,000 in the aggregate (unless such obligations are incurred in an emergency) and contractual obligations arising under contracts otherwise permitted under this Agreement).

         7.3 Member or Affiliates Dealing with Company. The Company has entered into a Management Agreement with Frauenshuh Companies of even date herewith pursuant to which the Company will pay Frauenshuh Companies a management fee for services rendered to the Company. The Company may further contract or otherwise deal with a Member or any person affiliated with a Member only in the ordinary course of business of the Company, and only on terms which are no more favorable to such Member or person affiliated with the Member than would be obtained in a comparable arm's-length transaction with an unrelated third party. Except as otherwise approved by the Members, no Manager or Member shall be entitled to receive compensation for services provided as a Manager or Member of the Company, but accounting expenses and other expenses reasonably incurred by the Managers or any Member in the operation of the Company will be reimbursed by the Company.

         7.4 Other Activities of Members. The Members and their affiliates may engage in and possess an interest for their own account in other business ventures of every nature and description, regardless whether in competition with the Company, independently or with others, including, but not limited to, the ownership, financing, leasing, operation, management, syndication, brokerage, investment in and development of real estate; and neither the Company nor any Member shall, by virtue of this Agreement, have any right in and to such independent venture or any income or profit derived therefrom.

         7.5 Indemnification: Liability of Member. The Company shall indemnify, defend and hold the Members harmless against any claim, liability or expense (including attorney's fees) incurred by him in connection with the ownership, organization, operation, management or liquidation of the Company, its business or property, except liabilities which are the specific and express responsibility of the Member under this Agreement and except further for the gross negligence and bad faith of any Member. Neither the Company nor any Members shall have any claim against any Member by reason of any act or omission of any Member for which act or omission indemnification is provided in the preceding sentence.

                                  ARTICLE VIII
                            TITLE TO COMPANY PROPERTY

         8.1 All property owned by the Company shall be owned by the Company as an entity and, insofar as permitted by applicable law, no Member shall have any ownership interest in any Company property in his, her or its individual name or right, and each Member's Membership Interest shall be personal property for all purposes.

                                   ARTICLE IX
                  BOOKS OF ACCOUNT; REPORTS AND FISCAL MATTERS

         9.1. Books; Place; Access. The Company shall maintain accurate books of account using generally accepted accounting principles consistently applied. The books of account and the records


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shall be kept at the principal office of the Company, and all Members or their legal counsel or accountant may inspect the Company books and records upon reasonable notice, and at the expense, of any Member during ordinary business hours. If at any time Telex or its successor or assign is required to either consolidate the Company with its financial statements or provide separate statements of the Company, the Company will provide Telex or such successor or assign within 55 days after the end of quarter with quarterly financial statements determined on a Federal income tax basis. If requested by Telex, the Company at Telex's cost will have the annual financial statements prepared in accordance with generally accepted accounting principles and audited by an accountant selected by Telex.

         9.2. Bank Accounts. The Manager shall select one or more depositories for the funds of the Company, and all Company funds shall be deposited in such account or accounts. Such funds shall be deposited or invested in such manner as shall be determined by the Manager. Such funds shall not be commingled with funds of any other limited liability company, limited partnership or other entity managed or advised by the Manager. All withdrawals from any of such bank accounts shall be made by the duly authorized Manager.

         9.3 Tax Matters. The Manager shall appoint a Member to serve as the Tax Matters Partner for federal income tax purposes and such Member may make and revoke any tax election which may be made by the Company, in its sole discretion. Until such time as the Manager appoints another Member, the Tax Matters Partner shall be DRF.

         9.4 Tax Information. Within seventy-five (75) days after the end of each fiscal year the Manager shall deliver to each Member adequate tax information relating to the Company's operations to enable each Member to complete and timely file all federal, state and local tax returns for which he may be liable. In addition, the Manager shall provide quarterly and year-end earnings information to Telex, as required by Telex, for timely reporting and filing with various regulatory agencies.

                                    ARTICLE X
                              BUY - SELL PROVISIONS

         10.1 Buy - Sell. After March 1, 2002, any Member (the actual Member being herein called the "Electing Member"), may initiate the buy - sell provisions of this Article X at any time.

         10.2 Notice and Value. The Electing Member shall give written notice to the other party of its intent to exercise its right pursuant to this Article X. Such Buy - Sell Notice ("the Buy - Sell Notice") shall set forth a value for each 1% Membership Interest of the Company net of any prepayment premium and closing costs arising in connection with such sale. The receiving party shall have the option to either sell all but not less than all of its Membership Interest to the Electing Member or to purchase all but not less than all of the Membership Interest of the Electing Member at the value set forth in the Buy - Sell Notice. The receiving party shall have sixty (60) working days to respond in writing ("the Response Notice") and shall indicate its election to either purchase or sell.

         10.3 Closing and Payment. Any closing for the purchase of a Member's Interest pursuant to this Article X shall occur within sixty (60) days after receipt of the Response Notice by the Electing Member. The purchase price for such Member's Interest shall be paid in full in immediately available funds at closing. If the selling Member or any of its principals or investors have guaranteed any loans or mortgages of the Company, then as a condition of the purchase of such Member's Interest under this Article X, such guaranties either will be released at closing or the purchasing Member will pay off such loans or mortgages at closing. The closing shall occur at a location agreed upon by both parties or in the

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event the parties cannot agree on a location, then at the offices of the company as set forth herein.

         10.4 Limitations.

              (a) For purposes of this Article X, if Telex is in default under the Lease at the time of exercise of the right to be the Electing Member and such default is not cured within the notice or cure period provided therefor under the Lease, any effective exercise of this right by Telex as Electing Member shall, at the option of DRF, be terminated.

              (b) If DRF has exercised its right hereunder to purchase the interest of Telex and at the time of the closing of the purchase of Telex' interest Telex is in default under the Lease, the purchase price otherwise payable to Telex hereunder shall be applied first to cure any default under the Lease, and any remaining purchase price shall be paid to Telex.

                                   ARTICLE XI
              WITHDRAWAL, TRANSFER AND SUBSTITUTION OF MEMBERS

         11.1 Covenant Not to Withdraw, Transfer or Dissolve. Except as otherwise permitted by this Agreement, each Member hereby covenants and agrees not to (a) withdraw or attempt to withdraw from the Company, (b) exercise any power under the Act to dissolve the Company, or (c) transfer all or any portion of his Membership Interest. Further, each Member hereby covenants and agrees to continue to carry out the duties of a Member hereunder until the Company is dissolved and liquidated pursuant to Article XIII hereof.

         11.2 Permitted Transfers.

              (a) A Member may transfer all or any part of his interest in the Company at any time to (1) an Affiliate of such Member, (2) any other Member or
(3) to any person who is approved by all of the other Members.

              (b) A transferee of a Membership Interest from a Member hereunder shall be admitted as a Member with respect to such interest if, but only if, (1) at the time of such transfer, such transferee is an Affiliate of the transferring Member, (2) at the time of such transfer, such transferee is otherwise a Member, or (3) the admission of such transferee as a Member is approved by all of the other Members.

              (c) A transferee who acquires a Membership Percentage Interest from a Member hereunder by means of a transfer that is permitted under Section 11.2, but who is not admitted as a Member, shall have no authority to act for or bind the Company, to inspect the Company's books, or otherwise to be treated as a Member. Such transferee shall be entitled only to allocations and Distributions with respect to such Membership Percentage Interest in accordance with this Agreement.

         11.3 Prohibited Transfers. Any purported transfer of any Membership Interest held by a Member that is not permitted by Section 11.2 shall be null and void and of no effect whatever; provided that, if the Company is required to recognize a transfer that is not so permitted (or if the Company, in its sole discretion elects to recognize a transfer that is not so permitted), the interest transferred shall be strictly limited to the transferor's rights to allocations and Distributions as provided by this Agreement


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with respect to the transferred interest, which allocations and Distributions may be applied (without limiting any other legal or equitable rights of the Company) to satisfy the debts, obligations, or liabilities for damages that the transferor or transferee of such interest may have to the Company.

         11.4 Termination of Status as Member. A Member shall cease to be a Member upon the first to occur of (1) such Member's death, permanent disability, or mental incompetence, (2) the bankruptcy of a Member, or (3) the involuntary transfer by operation of law of such Member's Membership Interest. If a Member ceases to be a Member for any reason hereunder, such Person shall continue to be liable for all debts and obligations of the Company that the Member was liable for by reason of being a Member. A Person shall not be liable as a Member for the debts and obligations of the Company except to the extent such liability arises solely by reason of being a Member of the Company and, in any event, shall not be liable for Company debts and obligations arising after such Person ceases to be a Member. Any debts, obligations, or liabilities to the Company of any Person who ceases to be a Member shall be collectible by any legal means and the Company is authorized, in addition to any other remedies at law or in equity, to apply any amounts otherwise distributable or payable by the Company to such Person to satisfy such debts, obligations, or liabilities.

         11.5 Purchase by Surviving Member. In the event a Member ceases to be a Member pursuant to Section 11.4 and the business of the Company is continued without dissolution under Section 13.1, the remaining Member shall acquire such terminated Member's Financial Rights in the Company in the following manner:

              (a) The acquiring Member shall give written notice to the terminated Member identifying the price that the acquiring Member is willing to pay for the interest of the terminated Member in the Company, and shall identify a date at least 60 days after the date of the notice for closing the purchase and sale transaction.

              (b) Within 30 days after the date the terminated Member receives such notice of exercise from the acquiring Member, the terminated Member shall respond in writing to the acquiring Member, either accepting the terms contained in acquiring Member notice, or demanding appraisal pursuant to subsection (c). If the terminated Member fails to respond within such time, the terminated Member shall be deemed to have accepted the price proposed by the acquiring Member in its notice.

              (c) If the terminated Member elects appraisal of its interest in the Company, the price of its interest to be purchased by the acquiring Member shall be equal to the net proceeds which would be distributed to the terminated Member if the Company dissolved and was liquidated after selling its assets at a price determined by an appraisal conducted by a qualified MAI appraiser with experience appraising real property in the area in which the property to be appraised is located.

              (d) If, for any reason, the price cannot be so ascertained in time for the purchase and closing as specified in this Section, the parties shall, in good faith, make their best estimate of what the purchase price would be in accordance with the foregoing, and closing shall be made on that estimate as a tentative price. When the price is finally ascertained, it shall be compared to the tentative price, and any overage shall promptly be refunded by the terminated Member, or any deficiency shall promptly be paid by the acquiring Member. In all cases, such adjustment shall be made within 10 days after the price is finally ascertained.

              (e) If this option is exercised, the closing of the purchase shall be ats a time and place agreeable to the parties, but in any event no later than 90 days after the giving of the required notice. Upon the closing, the purchase price shall be paid in cash or by wire transfer or cashier's check.

              (f) The appraiser shall be selected by agreement of the parties. If the parties cannot agree upon the appraiser, the parties shall each name an appraiser who meets the qualifications set forth above, and the value shall be the average of the two appraisals. In issuing the assignment to the appraiser, the appraiser shall be instructed to determine the market value of all of the assets of the Company taking into account the status of the Lease and any debt financing after the event giving rise to the termination of the terminated Member's interest.

                                   ARTICLE XII
                               BREACH OF AGREEMENT

         12.1 If any Member ("Defaulting Member") should default in his performance of any obligation arising under this Agreement (including without limitation the transfer of any Membership Interests in violation of Article XI), any other Member or Members ("Nondefaulting Members") may enforce the specific performance of this Agreement and/or may pursue any other remedies at law or at equity. The Defaulting Member shall be liable to the Company for all costs and expense (including attorneys' fees) in connection with such default and the exercise of any remedies set forth herein.


                                  ARTICLE XIII
                           TERMINATION AND LIQUIDATION

         13.1 Events Causing Liquidation. The Company will dissolve, liquidate and its business will not be continued upon the happening of any of the following events:

              (a) Upon written consent of all Members;

              (b) Upon the expiration of the term of the Company as specified in
Section 1.4 unless such term is extended by amendment to this Agreement;

              (c) Upon the sale, exchange or other disposition of all or substantially all of the assets of the Company;

              (d) The insolvency or bankruptcy of the Company;

              (e) On the occurrence of any event which, under the laws of the State of Minnesota and notwithstanding the terms of this Agreement, shall terminate the Company and require it to be liquidated.

Notwithstanding the foregoing, upon the occurrence of any event that would otherwise cause the dissolution of the Company, under this Agreement, the Act or otherwise, the Company shall promptly send a notice of such fact to each Member. If the Members holding at least a majority of the outstanding Membership Interests (excluding the interests of any Person who has ceased to be a Member) or if Telex in its sole discretion shall consent to the continuation of the business of the Company without dissolution, then the Company shall not dissolve and shall not be required to be wound up.

         13.2 Distribution on Liquidation. Upon an event of liquidation, the business of the Company shall be wound up, the Manager shall take full account of the Company assets and liabilities, and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof. If any assets are not sold, gain or loss shall be allocated to the Members in accordance with
Article VI as if such assets had been sold at their fair market value at the time of liquidation. If any assets are distributed to a Member, rather than sold, the Distribution shall be treated as a Distribution equal to the fair market value of the asset at the time of the liquidation. The assets of the Company shall be used and distributed in the following order of priority:

              (a) To the payment of all debts and liabilities of the Company, including all fees due the Members and their Affiliates, and including any loans or advance that may have been made by the Members to the Company, in the order of priority as provided by law;

              (b) To the establishment of any reserves reasonably deemed necessary by the Manager or the Person winding up the affairs of the Company for any contingent liabilities or obligations of the Company;

              (c) To DRF in an amount equal to $1,108,000 (less any amounts which have been paid to DRF under Section 6.3(c) in respect of any Distributions made from the proceeds of a refinancing or refinancings;

              (d) To Telex in an amount equal to the amount distributed to DRF under (c) above; and (e) To the extent of any balance remaining to each Member, ratably in proportion to its respective Membership Percentage Interest.

                                   ARTICLE XIV
                             AMENDMENT OF AGREEMENT

         14.1 Written Amendment. This Agreement may be amended only by a written agreement signed by all of the Members.

         14.2 Amendment of Articles. In the event this Agreement shall be amended pursuant to this Article XIV, the Manager shall amend the Articles of Organization to reflect such change, if the Company's legal counsel deems such amendment of the Articles of Organization to be necessary.

                                   ARTICLE XV
                                  MISCELLANEOUS

         15.1 Notice. All notices, offers, demands, certificates or other communications required or permitted under this Agreement shall be in writing, signed by the Person giving the same. Notice shall be treated as given when personally received, delivered by courier service, or (except in the event of a mail strike) when sent by certified or registered mail, postage prepaid, return receipt requested, to a Member at the address as shown from time to time on the records of the Company. Any Member may specify a different address by notice to the Manager.

         15.2 Partition. The Members agree that the Company properties are not and will not be suitable for partition. Accordingly, each of the Members hereby irrevocably waives any and all rights that he may have to maintain any action for partition of any Company property.

         15.3 Consent and Waiver. No consent under and no waiver of any provision of this Agreement on any one occasion shall constitute a consent under or waiver of any other provision on said occasion or on any other occasion, nor shall it constitute a consent or waiver unless it is in writing and signed by the party against whom such consent or waiver is sought to be enforced.

         15.4 Governing Law. This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Minnesota.

         15.5 Number and Gender. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter.

         15.6 Interpretation. All references herein to Articles, Sections and subsections refer to Articles, Sections and subsections of this Agreement. All Article and Section headings are for reference purposes only and shall not affect the interpretation of this Agreement.

         15.7 Severability. If any provision of this Agreement or the application of such provision to any Person or circumstances, shall be held invalid, the remainder of the Agreement, or the application of such provision to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.
         15.8 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement binding on all Members. Each Member shall become bound by this Agreement only upon the execution of the Agreement by all the Members.

         15.9 Necessary Instruments. The Members covenant and agree that they shall execute any further instruments and shall perform any acts which are or may become necessary to effectuate and to carry out the terms and conditions of this Agreement.

         15.10 Binding Effect. This Agreement shall bind the Members and their respective successors and assigns. However, nothing in this Section shall be construed to permit a transfer of this Agreement or of a Membership Interest in violation of Article XI hereof.

         15.11 Entire Agreement. This Agreement sets forth the entire understanding between the parties, there being no terms, conditions, warranties or representations other than those contained herein.

IN WITNESS WHEREOF, this Agreement has been executed as of the date set forth in the first paragraph of this Agreement.


TELEX COMMUNICATIONS, INC.                DRF TEL LLC,
a                                         a Minnesota limited liability company
 -------------------------



By:                                       By:
   -----------------------                   ----------------------------
         Ned C. Jackson                      Randy T. McKay
Its:     President and CEO                   Its:     Manager

                                   SCHEDULE 1

           NAMES AND ADDRESSES AND MEMBERSHIP PERCENTAGE INTERESTS OF

                             DRF 12000 PORTLAND LLC


Telex Communications, Inc.                      50%

Prior to May 1, 2000:
9600 Aldrich Avenue South

Minneapolis, MN  55420

From and After May 1, 2000:
12000 Portland Avenue South

Burnsville, MN 55337


DRF TEL LLC                                     50%
c/o Frauenshuh Companies
7101 West 78th Street, Suite 100
Bloomington, MN  55439


                                      1-1